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                                                                   Exhibit 3-231
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                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATiON
                                       OF
                       OAK HILL HEALTH CARE CENTER, INC.


Pursuant to the provisions of Sections 13.1-709 and 13.1-711 of the Code of Virginia, Oak Hill Health Care Center, Inc. (the "Corporation") hereby amends and restates its Articles of Incorporation, originally filed with the State Corporation Commission of the Commonwealth of Virginia on May 11, 1992.

   1. The name of the corporation is Oak Hill Health Care Center, Inc.

   2. A new Artic1e 2 of the Articles of Incorporation is hereby added which shall read in its entirety as follows:

   2. The purposes for which the Corporation is formed ard the business to be carried on and the objectives to be effected by it are:
      A. (1) To create a private corporation to construct or to acquire a nursing home project and to operate the same; (2) to enable the financing of the construction of such nursing home wtth the assistance of mortgage insurance under the National Housing Act; (3) to enter into, perform and carry out contracts of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the corporation, including expressly, any contract or contracts with the Secretary of Housing and Urban Development which may be desirable or necessary to comply with the requirements of the National Housing Act, as amended, and the regulations of the Secretary thereunder, relating to the regulations or restriction of mortgagors as to notes, sales, charges, capital stucture, rate of return and methods of operation; (4) to acquire any property, real or personal, in fee or under lease, of any rights therein or appurtenant thereto necessary for the construction and operation of such project; and (5) to borrow money, and to issue evidence of indebtedness, and to secure the same by mortgagee, deed of trust, pledge or other lien, in furtherance of any or all of the objects of its business in connection with said project.


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   3. A new Article 3 is hereby added which shall read in its entirety as follows:

      3(a) The corporation shall have the power to do and perform all things whatsoever set out in Article 1 above and necessary or incidental to the accomplishment of said purposes.

       (b) The corporation, specifically and particularly, shall have the power and authority to enter into a Regulatory Agreement setting out the requirements of the Secretary of Housing and Urban Development. Provisions of tha Regulatory Agreement shall be controlling over any inconsistent provisions of these Articles.

   4. Articles number 2 through 4 are renumbered 4 through 6.

   5. A new Article 7 is hereby added which shall read in its entirety as follows:

      7. The term of the corporation is perpetual.

   6. Article number 5 is renumbered as Article 8.

   7. A new Article 9 is hereby added which shall read in its entirety as follows:

      9. No amendment to Articles 2 or 3 of these Articles of Incorporation may be made without the consent of the Secretary of Housing and Urban Development.

   8. The Corporation has not as yet issued shares. The Board of Directors of the Corporation duly adopted a resolution setting forth and approving the amendment as prescribed by Section 13.1-709 of the Code of Virginia. The foregoing amendments were adopted at a special meeting of the Board of Directors held on August 7, 1992.

   9. Pursuant to the provisions of Section 13.1-711 of the Code of Virginia, the Articles of Incorporation of Oak Hill Health Care Center, Inc., are hereby restated and integrated without further amendment as follows:


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                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        OAK HILL HEALTH CARE CENTER, INC.


   1. The name of the Corporation is: OAK HILL HEALTH CARE CENTER, INC.
   2. The purposes for which the Corporation is formed and the business to be carried on and the objectives to be effected by it are:
      (A) To create a private corporation to construct or to acquire a nursing home project and to operate the same; (2) to enable the financing of the construction of such nursing home with the assistance of mortgage insurance under the National Housing Act; (3) to enter into, perform and carry out contracts of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Corporation, including expressly, contract or contracts with the Secretary of Housing and Urban Development which may be desirable or necessary to comply with the requirements of the National Housing Act, as amended, and the Regulations of the Secretary thereunder, relating to the regulations or restriction of mortgagors as to notes, sales, charges, capital structure, rate of return and methods of operation; (4) to acquire any property, real or personal, in fee or under lease, of any rights therein or appurtenant thereto necessary for the construction and operation of such project; and (5) to borrow money, and to issue evidence of indebtedness, and to secure the same by mortgagee, deed of trust, pledge or other lien, in furtherance of any or all of the objects of its business in connection with said project.

   3. (a) The Corporation shall have the power to do and perform all things whatsoever set out in Article 1 above and necessary or incidental to the accomplishment of said purposes.
      (b) The corporation, specifically and particularly, shall have the power and authority to enter into a Regulatory Agreement setting out the requirements of the Secretary of Housing and Urban Development. Provisions of the Regulatory Agreement shall be controlling over any inconsistent provisions of these Articles.


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   4. The number of shares the Corporation is authorized to issues is:

      Number of shares authorized                            Class
      ---------------------------                            -----
      Two Million, Four Hundred Sixty-                       Common Without par
      Six Thousand Three Hundred                             value
      Fifty-Two ( 2,466,352)

   5. (a) The Corporation's initial registered office address, including street and numbers 5511 Staples Mill Road, Richmond, Virginia 23228.

      (b) The registered office is located in: the County of Henrico.

   6. (a) The name of the Corporation's initial registered agent, whose business office is identical with the above registered office, is Edward R. Parker

      (b) The mutual registered agent is an individual who is a resident of Virginia and a member of the Virginia State Bar.

   7. The term of the Corporation is perpetual.


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   8. The names and addresses of the initial directors are:

      Mark E. Hamister, 88 Northington Dr., East Amherst, New York, 14051

      George E. Hamister, 433 Thorncliff, Keumore, NY 14223

      Oliver C. Hamister, 11 Briar Hill Rd, Orchard Park 14127

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   9. No amendment to Article 2 of 3 of these Articles of Incorporation may be made without the consent of the Secretary of Housing and Urban Development.

   These Amended and Restated Articles of Incorporation were duty adopted by the Board of Directors of the Corporation and there is no discrepancy between the Corporation's Articles of Incorporation than the inclusion of the new Articles 2, 3, and 7 and the renumbering of original Articles 2, 3, 4 and 5 as contained herein and adopted pursuant to Section 13.1-709 of the Code of Virginia.

   Dated this 31 day of August, 1992.


                                             OAK HIll HEALTH CARE CENTER, INC


                                             By: Mark E. Hamister
                                             -----------------------------------
                                             Mark E. Hamister, Director chairman


                                             By: George E. Hamister
                                             -----------------------------------
                                             George E. Hamister, Director


                                             By: Oliver C. Hamister
                                             -----------------------------------
                                             Oliver C. Hamister, Director

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